MONTGOMERY FINANCIAL CORPORATION AND SUBSIDIARY
                             Crawfordsville, Indiana



                                  EXHIBIT INDEX
                                  -------------

         Exhibit                                                          Page
         -------                                                          ----
          3 (ii)            Montgomery Financial Corporation               19
                            Amended and Restated By-laws

                                                                   Exhibit 3(ii)
                                                                   -------------

                        MONTGOMERY FINANCIAL CORPORATION
                          AMENDED AND RESTATED BY-LAWS

                                    ARTICLE I
                                  STOCKHOLDERS
     Section 1. Annual Meeting. The annual meeting of the stockholders shall be held each year at 2:00 P.M. on the third Tuesday in October (or, if such day is a legal holiday, on the next succeeding day not a legal holiday), for the purpose of electing directors of the Corporation and for the transaction of such other business as may legally come before the meeting. If for any reason the meeting shall not be held at the date and time herein provided, the same may be held at any time thereafter, or the business to be transacted at such meeting may be transacted at any special meeting of the stockholders called for that purpose.

     Section 2. Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then in office or the Chairman of the Board or Chief Executive Officer.

     Section 3. Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time, by the Indiana Business Corporation Law or the Articles of Incorporation of the Corporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 4. Quorum. At any meeting of the stockholders, the holders of a majority of the voting power of all shares of the Corporation issued and outstanding and entitled to vote at such meeting (after giving effect to the provisions in Article VIII of the Articles of Incorporation of the Corporation), represented in person or by proxy, shall constitute a quorum for the election of directors or for the transaction of other business, unless otherwise provided by law, the Articles of Incorporation of the Corporation or the By-laws of the Corporation. If, however, a quorum shall not be present or represented at any meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the date, time and place of the adjourned meeting, unless the date of the adjourned meeting requires that the board fix a new record date therefor, in which case notice of the adjourned meeting shall be given. At such adjourned meeting, if a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

     Section 5. Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

     Section 6. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The polls for each matter upon which the stockholders will vote at the meeting will be opened and closed in accordance with law.

     (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors of the Corporation, (b) other-wise properly brought before the meeting by or at the direction of the Board of Directors of the Corporation, or
(c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have the legal right and authority to make the proposal for consideration at the meeting and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days prior to the annual meeting; provided, however, that in the event that less than 130 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders (which notice or public disclosure shall include the date of the annual meeting specified in these By-laws, if such By-laws have been filed with the Securities and Exchange Commission and if the annual meeting is held on such date), notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholders proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6(b). The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 6(b), and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

     (c) Only persons who are nominated in accordance with the procedures set forth in this Section 6(c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the meeting; provided, however, that in the event that less than 130 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders (which notice or public disclosure shall include the date of the annual meeting specified in these By-laws, if such By-laws have been filed with the Securities and Exchange Commission and if the annual meeting is held on such date), notice by the stockholders to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is other-wise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 6(c). The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 7. Proxies and Voting. At all meetings of stockholders, every stockholder entitled to vote may vote in person or by proxy executed in writing (or as otherwise permitted under applicable law) by the stockholder or his duly authorized attorney-in-fact in accordance with the procedures established for the meeting. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after eleven months from the date of its execution except for a proxy coupled with an interest.

     Each stockholder shall have one (1) vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or in the Articles of Incorporation of the Corporation or as required by law.

     All voting, including the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that the Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast pursuant to a roll call. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the Board of Directors in advance of the meeting of stockholders and such inspector or inspectors shall act at the meeting or any adjournment thereof and make a written report thereof, in accordance with law.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Articles of Incorporation, all other matters shall be determined by a majority of the votes cast.

     Section 8. Stock List. The officer who has charge of the stock transfer books of the Corporation shall prepare and make, in the time and manner required by applicable law, a list of stockholders entitled to vote and shall make such list available for such purposes, at such places, at such times and to such persons as required by law. The stock transfer books shall be the only evidence as to the identity of the stockholders entitled to examine the stock transfer books or to vote in person or by proxy at any meeting of stockholders.

     Section 9. Consent of Stockholders in Lieu of Meeting. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Stockholders entitled to vote and filed with the Secretary of the Corporation.

     Section 10. Inspectors of Election. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof in accordance with law. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof. Such inspectors shall tabulate the voting in each election of directors and, as described by the Board of Directors or chairman of the meeting, the voting on the matters voted on at such meeting, and after the voting shall make a certificate of the vote taken. Inspectors need not be stockholders.

                                   ARTICLE Il
                               BOARD OF DIRECTORS
     Section 1. General Powers, Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be set as provided for in the Articles of Incorporation, The number of directors who shall constitute the Whole Board of Directors shall be such number as the Board of Directors shall from time to time have designated except that in the absence of any such designation, such number shall be seven. The Board of Directors shall annually elect a Chairman of the Board of Directors and a President from among its members and shall designate, when present, either the Chairman of the Board of Directors or the President to preside at its meetings.

     The directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the conclusion of the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

     Directors (a) must have their primary domicile in Fountain, Montgomery, Tippecanoe or Warren County, Indiana, and (b) must have a loan or deposit relationship with Montgomery Savings, A Federal Association which they have maintained for at least a continuous period of twelve (12) months immediately prior to their nomination to the Board of Directors (or in the case of Directors in office on March 6, 2001, prior to that date). In addition, each director who is not an employee of the Corporation or any of its subsidiaries must have served as a member of a civic or community organization based in Fountain, Montgomery, Tippecanoe or Warren County, Indiana, for at least a continuous period of twelve (12) months during the five (5) years prior to his or her nomination to the Board of Directors (or in the case of Directors in office on March 6, 2001, prior to that date). The Board of Directors may waive one or more of the requirements set forth in the two previous sentences for one or more representatives it determines to appoint or nominate to the Board of Directors in connection with the acquisition of another financial institution by the Corporation or the acquisition or opening of a new branch by it subsidiary, Montgomery Savings, A Federal Association.

     Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Corporation unless the Corporation is a wholly-owned subsidiary of a holding company. No person 75 years of age shall be eligible for election, reelection, appointment, or reappointment to the Board of Directors of the Corporation. Any director serving on a 75th birthday may complete the term as director but shall not be eligible for re-election. This age limitation does not apply to Emeritus Directors or Advisory Directors.

     Section 2. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any class or series of preferred stock then outstanding, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he or she has been elected expires, and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by one-third (1/ 3) of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board of Directors and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 5. Quorum. At any meeting of the Board of Directors, a majority of the authorized number of directors then constituting the Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof Notwithstanding the above, at any adjourned meeting of the Board of Directors, at least one-third of the authorized number of directors then constituting the Board of Directors shall constitute a quorum for all purposes.

     Section 6. Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 7. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 8. Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power.

     (1)  To declare dividends from time to time in accordance with law;

     (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

     (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

     (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

     (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

     (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

     (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

     (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

     Section 9. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

                                   ARTICLE III
                                   COMMITTEES
     Section 1. Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the Whole Board of Directors, may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors, within limits prescribed by the Board of Directors, to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to
Section 40-4 of the Indiana Business Corporation Law if the resolution which designated the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member

     Section 2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of such committee.

     Section 3. Nominating Committee. The Board of Directors shall appoint a Nominating Committee of the Board of Directors, consisting of not less than three (3) members, one of which shall be the Chairman of the Board of Directors. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6(c)(ii) of Article I of these By-laws in order to determine compliance with such By-law, and (b) to recommend to the Whole Board of Directors nominees for election to the Board of Directors to replace those directors whose terms expire at the annual meeting of stockholders next ensuing.

                                   ARTICLE IV
                                    OFFICERS
     Section 1. Generally.

     (a) As soon as may be practicable after the annual meeting of stockholders, the Board of Directors shall choose a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer and from time to time may choose such other officers as it may deem proper. The Chairman of the Board of Directors and the President shall be chosen from among the directors. Any number of offices may be held by the same person.

     (b) The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board of Directors.

     (c) All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

     Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors of the Corporation shall have general responsibility for the conduct of meetings of the Board of Directors, subject to the direction of the Board of Directors, Section 3 herein and to Article I, Section 6.

     Section 3. President The President shall be the chief executive officer and, subject to the control of the Board of Directors, shall have general power over the management and oversight of the administration and operation of the Corporation's business and general supervisory power and authority over its policies and affairs. He shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

     Each meeting of the stockholders and of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or, in his absence, the President, or, in his absence, by such officer as has been designated by the Board of Directors or, in his absence, by such officer or other person as is chosen at the meeting. The Secretary or, in his absence, the General Counsel of the Corporation or such officer as has been designated by the Board of Directors or, in his absence, such officer or other person as is chosen by the person presiding, shall act as secretary of each such meeting.

     Section 4. Vice President. The Vice President or Vice Presidents, if any, shall perform the duties of the President in his absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board of Directors or the President.

     Section 5. Secretary. The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board of Directors or the President.

     Section 6. Chief Financial Officer. The Chief Financial Officer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Chief Financial Officer with such banks or trust companies as the Board of Directors from time to time shall designate. He or she shall sign or countersign such instruments as require his or her signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him or her by the Board of Directors, the Chairman of the Board of Directors or the President, and may be required to give bond for the faithful performance of his or her duties in such sum and with such surety as may be required by the Board of Directors.

     Section 7. Assistant Secretaries and Other Officers. The Board of Directors may appoint one or more assistant secretaries and one or more assistants to the Chief Financial Officer, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman of the Board of Directors or the President.

     Section 8. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                    ARTICLE V
                                      STOCK
     Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer or an assistant to the Chief Financial Officer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

     Section 2. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these By-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     Section 3. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than seventy (70) nor less than ten (10) days before the date of any meeting of stockholders, nor more than seventy (70) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 4. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   ARTICLE VI
                                     NOTICES
     Section 1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be given effectively by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, by sending such notice by prepaid telegram or mailgram or by sending such notice by facsimile machine or other electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mail, by telegram or mailgram or by facsimile machine or other electronic transmission, shall be the time of the giving of the notice.

     Section 2. Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                   ARTICLE VII
                                  MISCELLANEOUS
     Section 1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof

     Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or an assistant to the Chief Financial Officer.

     Section 3. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     Section 4. Fiscal Year. The fiscal year of the Corporation shall begin on July 1 of each year.

     Section 5. Time Periods. In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

                                  ARTICLE VIII
                                   AMENDMENTS
     The By-laws of the Corporation may be adopted, amended or repealed as provided in Article VI, Section 7 of the Articles of Incorporation of the Corporation.